METROLOGY BUSINESS Mike Colgan

LEADING METROLOGY SOLUTIONS FOR ADVANCED PROCESSES



MetaPULSE® G



S3000SX™



SONUS™ (NEW)

Advanced Optical Technologies



PICOSECOND ULTRASONICS



LASER ELLIPSOMETRY



REFLECTOMETRY



NANOSECOND ULTRASONICS

- Established technologies qualified at 14nm, in R&D at 10nm
- Logic, 3D Memory, MEMS, Storage, Advanced Packaging
- Growth areas: mobile RF devices, SOI, TSV defect, Cu pillar bump

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RUDOLPH TECHNOLOGIES

MOBILE DEVICES CONTINUE TO DRIVE GROWTH WHERE ARE THE OPPORTUNITIES? 3 Demand is growing in multiple manufacturing segments IoT Sensors These markets require advanced metrology on 200mm platforms RF Devices: Filters, Power Amps MEMS Sensors Rudolph offers solutions supporting these markets!

Current Mobile Phones MOBILE DEVICES CONTINUE TO DRIVE GROWTH A CURRENT GROWTH MARKET – RF DEVICES 4 Source: Triquint Semiconductor • 2G/3G/4G: up to 15 bands • Wi-Fi, Bluetooth, GPS • 8-9 filters, 8 duplexers TOTAL WORLDWIDE FILTER FUNCTIONS (by Filter Technology)

MOBILE DEVICES CONTINUE TO DRIVE GROWTH A CURRENT GROWTH MARKET - RF FILTERS 5 1. Source: Mobile Experts RF Front End forecast Within 6 months of release, 200mm MetaPULSE adopted at 3 of the top 5 suppliers, ~50% market penetration SAW/BAW filter market to reach ~$8B by 2018

MOBILE DEVICES CONTINUE TO DRIVE GROWTH

A CURRENT GROWTH MARKET - RF FILTERS

BAW Filter Manufacturing


Piezo Film
Electrode
Backside Etch
Substrate

Only *Meta*PULSE can measure these multilayer stacks with the required precision

Automated, Real-Time Process Control

Metrology drives ion milling process = Yield

UBM measurements at packaging

Film Deposit → MetaPULSE Metrology → CMP → Final Processing → Electrical test

R-2-R Control for plater. Feed-forward to CMP

Correlating electrical test to process performance

Rudolph provides a turn-key solution for process control

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RUDOLPH TECHNOLOGIES

ADVANCED PACKAGING TSV AND FINE PITCH COPPER PILLARS 7 • Although TSV has been slow to ramp R&D has been strong • 3D memory will lead growth in 2015 • 3DIC will follow in 2016 onward TSV Growth by Product and Market

ADVANCED PACKAGING TSV VOIDS 8 3D Memory Manufacturer: “We’ve been looking for two years, and SONUS offers the most complete capability available for TSV defect detection.” HVM ramp reveals challenges: SONUS is non-contact and detects voids with 0.5µm resolution

ADVANCED PACKAGING FINE PITCH COPPER PILLARS 9 Fine pitch copper pillar bump will lead the way in supporting Wide I/O packaging Source: Yole Developpement Flip Chip Report, March 2013

ADVANCED PACKAGING FINE PITCH COPPER PILLARS 10 Good Bridging Neck • Cu pillars usually comprised of 2-3 layers • Non-planarity leads to defects Excessive bond force = Misalign SONUS provides failure analysis capability in both R&D and HVM

ADVANCED PACKAGING TSV AND FINE PITCH COPPER PILLARS 11 Plating Tool SONUS Void detection/ Pillar metrology WS3880 100% Pillar inspection Faster optimization of plating solutions Lower costs, higher yields, shorter time to market Discover Enterprise™ Process analysis and monitoring and reporting Feed-forward suspect pillars for FA Identify systemic issues (warp)

SUMMARY

- **Mobile and IoT are driving new applications for Rudolph metrology**
  - **Rudolph metrology provides unique capability and is already embedded in critical process steps at ~50% of the RF filter market**
  - **Increases MetaPULSE SAM by up to 50%**
- **SONUS positioned for growth driven by advanced packaging**
  - **HVM product release in May, lab evaluations underway**
  - ***New* SAM opportunity of 30M**

Total TAM ~$280M


THIN FILM SEMI
AP
DISPLAY

Management Estimates

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RUDOLPH TECHNOLOGIES

THANK YOU